EXHIBIT 10.16

RESOLUTIONS OF

THE BOARD OF DIRECTORS OF

BANK OF HAWAII CORPORATION

RE:	ADOPTION OF AMENDMENT NO. 2002-1 TO THE BANK OF HAWAII CORPORATION STOCK OPTION PLAN OF 1994

WHEREAS, Bank of Hawaii Corporation (“BOHC”) maintains the Bank of Hawaii Corporation Stock Option Plan of 1994 (“Plan”) as an omnibus stock compensation award plan;

WHEREAS, BOHC desires to amend the Plan in order to allow for the transferability of nonqualified stock options to a revocable trust subject to administrative requirements and limitations; and

WHEREAS, Article 13 of the Plan provides that the Plan may be amended at any time by action of the Board of Directors of BOHC.

NOW, THEREFORE, BE IT RESOLVED THAT, BOHC hereby adopts Amendment No. 2002-1 to the Plan, in the form substantially as attached, effective immediately as of this date of adoption.

RESOLVED FURTHER, that the appropriate directors and officers of BOHC are hereby authorized and directed to take any and all actions necessary and desirable in order to consummate the matters authorized in these resolutions, including execution of the Amendment.

I, Cori C. Weston, hereby certify that I am the duly appointed and acting Secretary of Bank of Hawaii Corporation and that the above resolutions were adopted at a meeting of the Board of Directors of BOHC held on July 26, 2002, at which meeting a quorum was at all times present and acting, and that said resolutions are still in full force and effect.

DATED:     July 26, 2002.

BANK OF HAWAII CORPORATION

By	/s/ Cori C. Weston
Its Secretary

AMENDMENT 2002-1 TO THE

BANK OF HAWAII CORPORATION

STOCK OPTION PLAN OF 1994

In accordance with Article 13 of the Bank of Hawaii Corporation Stock Option Plan of 1994 (“Plan”), the Plan is hereby amended by this Amendment No. 2002-1, effective as of the date of adoption by the Board of Directors, as follows:

Section 6.11 of the Plan shall be amended by adding the following provision at the end thereof:

However, subject to the approval of the Committee, the Participant may transfer an NQSO for no consideration to a revocable trust under which, during the Participant’s lifetime: (a) the Participant is the sole grantor and beneficiary of the trust; (b) the Participant is the sole trustee of the trust or the Participant and his or her spouse are the sole co-trustees of the trust; and (c) the Participant as grantor of the trust maintains the authority to revoke the trust without the consent of any other person and have all trust assets revest to himself or herself. Such transfer shall be subject to any additional conditions or limitations as the Committee may establish, and the trust as transferee shall remain subject to all the terms and conditions applicable to the NQSO prior to such transfer.

To record the adoption of this amendment to the Plan, Bank of Hawaii Corporation has executed this document this 26th day of July, 2002.

BANK OF HAWAII CORPORATION

By	/s/ Cori C. Weston
Its Secretary

By	/s/ Neal C. Hocklander
Its Vice Chairman